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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 31, 1998


                              CINCINNATI BELL INC.
             (Exact name of registrant as specified in its charter)


            Ohio                         1-8519                 31-1056105
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

        201 East Fourth Street
            Cincinnati, Ohio                                        45202
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (513) 397-9900



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FORM 8-K                                                    CINCINNATI BELL INC.


ITEM. 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 31, 1998, Cincinnati Bell Inc. ("Cincinnati Bell") completed its spin-off of Convergys Corporation ("Convergys") by distributing one share of Convergys for each share of Cincinnati Bell owned by Cincinnati Bell shareholders of record on December 1, 1998.

ITEM 5.   OTHER EVENTS:

         In conjunction with the Convergys spin-off completion, James D. Kiggen was elected Chairman of the Board of Cincinnati Bell, replacing Charles H. Mechem, Jr., who, as planned, resigned from the Cincinnati Bell Board of Directors along with six other Cincinnati Bell Directors. In addition to Mr. Kiggen, the continuing members of the Cincinnati Bell Board of Directors are Phillip R. Cox, Richard G. Ellenberger, William Friedlander, Dr. Robert P. Hummel, John T. LaMacchia, Mary D. Nelson and David B. Sharrock. In addition to Mr. Mechem, the resigning directors are John F. Barrett, Judith G Boynton, Roger
L. Howe, Steven G. Mason, James F. Orr and Brian H. Rowe. The resigning Board members now constitute the Board of Directors of Convergys, with Mr. Mechem serving as chairman.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)      Pro forma financial information.

                  The required pro forma information in connection with the Convergys Corporation spin-off is contained in Exhibit 99-1 of the Cincinnati Bell Inc. Form 8-K, date of report November 19, 1998, which is incorporated by reference herein.

         (c)      Exhibits.

                  Exhibit 2A        Pro forma financial information contained in
                                    Exhibit 99-1 of the Cincinnati Bell Inc.
                                    Form 8-K, date of report November 19, 1998.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CINCINNATI BELL INC.



                                          By: /s/ Kevin W Mooney
                                             ------------------------------
                                              Kevin W. Mooney
                                              Chief Financial Officer



Date: January 14, 1999